Exhibit 10.2

MODUSLINK GLOBAL SOLUTIONS, INC.

SUMMARY OF FY2012 PERFORMANCE-BASED RESTRICTED STOCK BONUS PLAN

On September 21, 2011, the Human Resources and Compensation Committee of the Board of Directors of ModusLink Global Solutions, Inc. established a performance-based restricted stock bonus plan pursuant to which grants of restricted shares of ModusLink Global Solutions common stock may be made to certain executive officers of ModusLink Global Solutions (as defined by Section 16 of the Securities Exchange Act of 1934, as amended).

Subject to the achievement of pre-determined levels of Operating Income (as defined under the FY2012 Executive Management Incentive Plan) in fiscal year 2012, the executive officers would receive restricted shares (with a straight line sliding scale being applied between levels) of ModusLink Global Solutions common stock as follows:

	Number of Shares
Name	25% Level	100% Level
Joseph C. Lawler	21,975	87,900
Steven G. Crane	8,475	33,900
Peter L. Gray	7,075	28,300
William R. McLennan	9,425	37,700
David J. Riley	7,075	28,300

In addition to the awards set forth in the table, each award earned under the plan is subject to a multiplier related to achievement by the Company of a certain level of revenue in fiscal 2012. The percentage by which the Company’s revenue for fiscal 2012 exceeds the targeted level, if at all, will be multiplied by the number of shares to be issued relative to Operating Income performance, and added to the award.

No awards will be made under the plan if the threshold level of Operating Income is not achieved. The issuance of the restricted shares of ModusLink Global Solutions common stock would be made, if at all, on the third business day following the day ModusLink Global Solutions publicly releases its financial results for the fiscal year ending July 31, 2012. Any awards under this bonus plan would vest in two equal installments, on the first and second anniversaries of the grant date provided the recipient remains employed by ModusLink Global Solutions, or a subsidiary of ModusLink Global Solutions, on each such vesting date.